UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2010 (June 17, 2010)

MARTIN MIDSTREAM PARTNERS L.P.
(Exact name of registrant as specified in its charter)

DELAWARE	000-50056	05-0527861
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4200 Stone Road Kilgore, TX	75662
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (903) 983-6200

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

An annual meeting of the shareholders of Martin Resource Management Corporation, a privately-held Texas corporation (“MRMC”), was held on June 17, 2010. At the meeting, Robert D. Bondurant, Ruben S. Martin, Donald R. Neumeyer, Wesley M. Skelton and Randall C. Tauscher were elected to serve as members of the board of directors of MRMC in accordance with the bylaws of MRMC until the next annual meeting of the shareholders or until their successors have been duly elected and qualified.

With his election, Mr. Tauscher will be serving his first term on MRMC’s board of directors. Mr. Tauscher currently serves as an executive vice president of Martin Midstream GP LLC, the general partner of Martin Midstream Partners LP. Mr. Tauscher began his career at Koch Industries in 1989 and has held various roles in Koch Hydrocarbon, Koch Chemicals, Koch Sulfur Products and Koch Carbon, most recently as President of Koch Sulfur Products Company and Senior Vice President of the Koch Carbon Division. Mr. Tauscher earned a Bachelor of Business Administration degree from Kansas State University.

MRMC owns an approximate 40.0% limited partnership interest in Martin Midstream Partners LP. Furthermore, MRMC owns and controls Martin Midstream GP LLC, which owns a 2.0% general partner interest and incentive distribution rights in Martin Midstream Partners LP.

Each of the current members of the board of directors of MRMC are currently executive officers of the Martin Midstream GP LLC, and their biographies can be found in Martin Midstream Partners LP’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission on March 4, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MIDSTREAM PARTNERS L.P.

By: Martin Midstream GP LLC,
Its General Partner

Date: June 23, 2010

By: /s/ Robert D. Bondurant
Robert D. Bondurant,
Executive Vice President and
Chief Financial Officer